CODE OF ETHICS
QUINENCO S.A.
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                                                                    Exhibit 11.1

                           (TRANSLATION FROM SPANISH)

                                    Chapter I
                                   APPLICATION
                                    Article 1

      This code of ethics applies to all Employees of Quinenco S.A. who possess a current employment contract with the company (hereinafter "Employees").

Given their role in critical areas of the company such as the administration, internal control and preparation and distribution of information to shareholders and the public at large, this code of ethics is of particular relevance to the Chief Executive Officer, Chief Financial Officer, Controller, Chief Accountant and any officer assuming a similar role of responsibility in the company, regardless of their job title.

      This code of ethics shall be applicable to Employees of those subsidiary companies of Quinenco S.A. that have agreed to comply with it.

      It is the obligation of all persons subject to this code of ethics to understand and fully comply with its provisions.


                                   Chapter II
                      COMPLIANCE WITH LAWS AND REGULATIONS
                                    Article 2

      All Employees must fully comply with applicable laws and regulations in connection with their job functions in the company.

      Employees must ensure that all information they prepare or provide to shareholders, the public and regulatory or supervisory agencies, both in Chile and abroad, is true, accurate and complete.

                                    Article 3

      Employees are especially prohibited from:

(a) inducing other Employees, external auditors or risk classification agencies to produce information that is knowingly incorrect or to hide or omit information.

(b) producing false information or omitting relevant or material information in presentations to the Board of Directors or shareholders.

(c) obstructing or impeding any investigation being carried out to establish either their own responsibility or the responsibility of other Employees, including senior officers with respect to the management of the company.


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                                    Article 4

      If an Employee is uncertain as to what is considered appropriate conduct in any instance, he or she should consult their immediate supervisor, or if preferred, the Ethics Committee, described in Chapter X of this code of ethics.

      Questions regarding compliance with laws or regulations may de directed to the Legal Department of Quinenco S.A..


                                   Chapter III
                              CONFLICTS OF INTEREST
                                    Article 5

      Employees should always be alert to situations that can compromise the trust placed in them by the company and should strive to avoid any type of conflict between their personal interests and those of Quinenco S.A.

      A conflict of interest exists when the personal interests of an Employee, whether financial or otherwise, interferes or appears to interfere in any way with the interests of Quinenco S.A.

      In these matters, Employees shall adhere to the general rules and policies set out in this code of ethics and principles of honesty, morality and good faith.

                                    Article 6

      Quinenco S.A. recognizes and respects the right of each Employee to carry out personal activities during non-working hours whether they be of a financial, commercial or other nature, as long as such activities are legal, and do not interfere or conflict with the full compliance of the employee's duties at Quinenco S.A. Likewise, such activities may not be harmful to Quinenco S.A., nor may they involve use of the company's name, reputation, creditworthiness, property, brands, licenses, relationships, influence, confidential information or anything else related to or owned by the company.

      Employees must comply with established working hours in order to satisfactorily perform their job duties.

                                    Article 7


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      Employees must comply with the following requirements in their personal business relationships with persons or entities outside of Quinenco S.A., regardless of whether or not these persons or entities have a commercial relationship with the company:

(a) avoid transactions, situations or involvement in matters in which an employee's personal interest is in conflict or appears to be in conflict with the interests of the company or its commercial counterparts.

(b) always act in accordance with applicable laws and regulations and the policies of Quinenco S.A., including the provisions of this code of ethics.

(c) always protect the property, rights, interests, creditworthiness, reputation, and confidential information belonging to Quinenco S.A.

                                    Article 8

      Employees should avoid real and potential conflicts of interest in relationships or transactions with subsidiary and affiliate companies of Quinenco S.A., as well as with other Employees and with members of the Board of Directors of Quinenco S.A.

                                    Article 9

      Employees are prohibited, in particular those with executive positions in the company, to:

(a) propose or attempt to approve modifications of the company's bylaws or security issues or to adopt policies or make decisions that are not in the best interest of the company, but rather in their own personal interest or in the interest of related persons or entities, these being understood to mean the spouse, children, brothers and sisters, parents, grandparents, uncles and aunts, grandchildren, brothers/sisters-in-law and their spouses, cousins, nephews and nieces and any other close relatives, and companies in which the employee or their spouse or any of the above-mentioned relatives have ownership, whether as a partner or in any other way, directly or indirectly, with 10% or more of its capital or in which they are the administrator or director; and persons for whom the Employee acts as representative.

(b) borrow money or property that belongs to the company or use, for their own benefit or that of related persons or entities referred to in letter (a) of this Article, the property, services or creditworthiness of Quinenco S.A. without the prior authorization of the Board, in accordance with applicable law.

(c) use for their own benefit or that of related persons or entities referred to in letter (a) of this Article, any commercial or business opportunity they become aware of in connection with their job at the company.

(d) in general, carry out acts contrary to the company's interest or use their job to obtain undue advantages for themselves, related persons or entities or third parties.


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                                   Chapter IV
                            CONFIDENTIAL INFORMATION
                                   Article 10

      Confidential information is defined as being information belonging to Quinenco S.A. that is not intended for public use and has been confidentially provided to the Employee by the company, the disclosure of which to third parties could be harmful to the company's interests or to persons having commercial relationships or negotiations pending with the company. Confidential information includes, for example, financial data or forecasts, technical information, plans for acquisitions, disposals, mergers and expansions, strategies, material contracts, important management changes and other corporate developments.

                                   Article 11

      Employees are forbidden to divulge confidential information to persons outside the company except when such disclosure is necessary for business reasons and every safeguard has been taken to prevent its improper use, or when its disclosure is required to comply with legal and/or regulatory requirements.

                                    Chapter V
                             PRIVILEGED INFORMATION
                                   Article 12

      Privileged information is understood to be any information in relation to Quinenco S.A. and its subsidiaries or affiliates, and the businesses and securities issued by these companies, that has not been disclosed to the public and whose disclosure could by its nature influence the price or quotation of any issued security. Privileged information is also any information that has been deemed by the Board of Directors to be of a confidential nature.

                                   Article 13

      Employees shall maintain strict secrecy concerning all privileged information to which they have access in any way and may not use it for their own or a third party's benefit, nor acquire for themselves or third parties, directly or indirectly, any securities about which they have privileged information.


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      Employees are also forbidden from using privileged information to obtain benefits or to avoid losses in relation to any kind of transaction with the securities to which such information refers or with instruments whose return is determined by these securities. They should also abstain from communicating such information to third parties or recommending the acquisition or disposal of such securities, ensuring to the extent possible, compliance of subordinates or third parties who have knowledge of the privileged information.

      Breach of the above provision is also unlawful and may result in legal proceedings against the Employee.

                                   Article 14

      As certain activities of Quinenco S.A. imply that certain Employees receive privileged information in carrying out their job function, the company has introduced a Procedure for Investments by Persons Related to Quinenco S.A. so as to deter the improper use of privileged information.

      It is the duty of all Employees who, through carrying out their work may have access to privileged information, to strictly comply with the procedure mentioned in the preceding paragraph. This responsibility is not limited to persons that are in executive management positions but also extends to all other Employees, including secretaries, accountants, treasury staff, data processing staff, etc.

                                   Chapter VI
                               ACCOUNTING POLICIES
                                   Article 15

      The accounting function is essential in the management and internal control of the company's businesses. It is the source of all the financial information that the company provides to its shareholders, regulatory authorities, investors, commercial counterparts, Employees and the public at large.

      The accounting policies and practices of Quinenco S.A. are based on current legislation and regulations and on accounting principles generally accepted in Chile and, when appropriate, in the countries where the company operates.

      In addition, Quinenco S.A. files periodic financial and other information with the Securities and Exchange Commission ("SEC") of the United States of America, applying accounting principles generally accepted in that country ("US GAAP").

                                   Article 16

      The financial statements of Quinenco must fairly and accurately reflect the company's financial position, the results of its operations and cash flows.


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                                   Article 17

      It is the obligation of each Employee to ensure full compliance with the company's accounting policies and practices and the instructions of the regulatory authorities when carrying out their job function, and to ensure that all subsidiary companies use accounting systems and criteria that are the same as or compatible with those used by Quinenco S.A. in order to comply with the obligation to prepare its consolidated balance sheet and financial statements.

                                   Chapter VII
                      INDEPENDENCE OF THE EXTERNAL AUDITORS
                                   Article 18

      Employees are obliged at all times and under any circumstance to preserve the independence of the company's external auditors, avoiding any improper conduct or influence on the company's external audit process.

                                   Article 19

      Employees must ensure that the external auditors have access to all accounting records, registers, documents and other information of the company and its subsidiaries. Employees must cooperate with the external auditors in carrying out their work in the company and its subsidiaries.

                                  Chapter VIII
                                INTERNAL CONTROLS
                                   Article 20

      Employees must inform the Directors' Committee and external auditors of any material deficiency or detected weakness they are aware of with respect to the design and functioning of internal controls that could affect the company's ability to properly record, process, summarize and disclose its financial information.

      Employees must report any fraudulent situation, whether or not material, that involves executives or other Employees that have an important role in the company's internal control process.

                                   Chapter IX
                                      FRAUD
                                   Article 21


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      For the purposes of this code of ethics, fraud is understood to mean deceit or the abuse of trust used to cause financial damage to the company. Fraud is therefore the means used to defraud.

      To defraud is any intentional action or omission that causes damage to the company carried out by deceitful means or an abuse of trust.

      Deceit is any action or maneuver which is knowingly false or cunning and is intended to mislead, resulting in financial damage to the company.

      There is an abuse of trust when financial damage to the company is caused by intentional actions arising from the misuse of power.

                                   Article 22

      Quinenco S.A. has an unwavering position with respect to the treatment, identification, evaluation and denouncement of any fraud that may be committed within the company or its subsidiaries.

      Moreover, fraud consisting of deliberate acts carried out to produce a distortion in the company's financial statements that are disclosed to the public or misuse of the company's property will be punishable.

                                   Article 23

      Employees must be aware that that fraudulent behavior or conduct is strictly prohibited by the company, regardless of any independent judicial determination.

      In the best interests of the company, each Employee must promptly denounce, through the designated channels of communication, any fraudulent behavior or conduct that they may be aware of.

      In order to facilitate the reporting of such fraudulent behavior or conduct, the company has established the necessary channels of communication whereby any Employee may report suspected fraud or attempt to defraud to a Designated Person of the company.

      In the case of Quinenco S.A., the Designated Persons shall be the Human Resources Manager in the first instance, or otherwise the CEO, who shall order an investigation by person(s) he deems suitable; in the cases referred to in
Article 24, the suspected or attempted fraud will also be reported to the Ethics Commission and the Disclosures Committee.

                                   Article 24

      While any type of fraud is considered a serious offense, those which affect the value of the company's assets or liabilities by more than ten thousand Unidades de Fomento must


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be immediately reported to the Ethics Commission by a Designated Person and, in
turn, the Ethics Commission will carry out an investigation of the denouncement.

      The Ethics Commission shall communicate to the Designated Person a recommended course of action once it has fully analyzed the facts and circumstances surrounding the denouncement.

      Such frauds must also be reported to the Disclosures Committee by the Designated Person. The Disclosures Committee will then evaluate the need for the company to publicly disclose the fraud, and if it is to be disclosed, the timing and manner of doing so.

                                   Article 25

      In the case of Quinenco S.A., denouncements may be addressed to asuntosinternos@lq.cl, where they shall be received by one of the Designated Persons. This method of receiving denouncements will also be utilized for the subsidiaries that consolidate with Quinenco S.A.

      Any denouncement sent to a Designated Person must state the name of the person making the denouncement and must be supported by founded arguments. Employees must refrain from making unsubstantiated or anonymous denouncements.

      Any Employee making a denouncement will be asked to provide evidence of the suspected fraud or wrongdoing.

      The identity of the Employee making the denouncement shall remain confidential at all times.

                                   Article 26

      The Designated Person(s), taking into account the recommendation of the Ethics Commission, shall determine the actions to be followed with respect to the denouncement.

                                    Chapter X
                                ETHICS COMMISSION
                                   Article 27

      The Ethics Commission of Quinenco S.A. is responsible for preparing and updating this Code of Ethics, ensuring its compliance, replying to any enquiry pursuant to Article 4 and for receiving and investigating any denouncement pursuant to Article 24.


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      The Ethics Commission shall comprised of a lawyer belonging to Quinenco's
Legal Department, who shall act as Chairman, the Controller, a manager of the Finance area, and the Investor Relations Manager.


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